                                                                   Exhibit 10.20

         J.P. MORGAN SECURITIES INC.       GOLDMAN SACHS CREDIT PARTNERS L.P.
               270 PARK AVENUE                      85 BROAD STREET
             NEW YORK, NY 10017                    NEW YORK, NY 10004

             JPMORGAN CHASE BANK                     CITIBANK, N.A.
               270 PARK AVENUE                    388 GREENWICH STREET
             NEW YORK, NY 10017                    NEW YORK, NY 10013

                                               SALOMON SMITH BARNEY INC.
                                                  388 GREENWICH STREET
                                                   NEW YORK, NY 10013

                                                         May 17, 2002

Merck-Medco Managed Care, L.L.C.
100 Parsons Pond Drive
Franklin Lakes, NJ 07417

Attention of:     Ms. JoAnn Reed
                  Chief Financial Officer

                        Merck-Medco Managed Care, L.L.C.
                        --------------------------------
                                Commitment Letter
                                -----------------

Ladies and Gentlemen:

                  You have advised J.P. Morgan Securities Inc. ("JPMorgan"),
                                                                 --------
Goldman Sachs Credit Partners L.P. ("Goldman") and Salomon Smith Barney Inc.
                                     -------
("Salomon") that, in connection with (a) the initial public offering of the
  -------
common stock (the "IPO") of Merck-Medco Managed Care, L.L.C., currently a
                   ---
Delaware limited liability company that intends to, on or prior to the effective date of the registration statement relating to the Notes Offering (as defined below), convert to a Delaware corporation and change its name to MedcoHealth Solutions, Inc. (the "Borrower"), by its parent company, Merck & Co., Inc.
                      --------
("Merck"), (b) the public offering of $1,000,000,000 aggregate principal amount
  -----
of senior notes (the "Notes Offering") by the Borrower and (c) the payment by
                      --------------
the Borrower to Merck of a dividend in the approximate amount of $1,500,000,000 (the "Merck Dividend"), the Borrower wishes to put in place three new credit
      --------------
facilities in an aggregate principal amount of up to $1,250,000,000. In that connection, you have requested that JPMorgan, Goldman and Salomon agree to structure, arrange and syndicate loans proposed to be made pursuant to a five year $500,000,000 senior unsecured revolving credit facility, a 364 day $250,000,000 senior unsecured revolving credit facility, and a five year $500,000,000 senior unsecured term loan facility (each, a "Facility" and
                                                           --------
together, the "Facilities"). This Commitment Letter is being delivered to the
               ----------
Borrower in connection with the IPO, the Notes Offering and the Merck Dividend.

                  JPMorgan Chase Bank ("JPMorgan Chase") is pleased to advise
                                        --------------
you of its several, and not joint, commitment to provide, at the Borrower's election, up to $140 million of the principal amount of the Facilities; Goldman is pleased to advise you of its several, and not joint, commitment to provide, at the Borrower's election, up to $140 million of the principal amount of the Facilities; and Citibank, N.A., ("Citibank") is pleased to advise you of its
                                  --------
several, and not joint, commitment to provide, at the Borrower's election, up to $140 million of the principal amount of the Facilities, the commitment of each being allocated to each Facility on a pro rata basis, and each will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by entities performing such role, subject to the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Principal Terms and Conditions
 -----------------
attached hereto as Exhibit A (the "Term Sheet"); provided that all such
                                   ----------    --------
commitments are subject to the successful syndication of the balance of the Facilities by JPMorgan, Goldman and Salomon, and JPMorgan, Goldman and Salomon undertake to use best efforts to syndicate the balance of the Facilities. It is agreed that JPMorgan, Goldman and Salomon will act as the Lead Arrangers, JPMorgan, Goldman and Salomon will act as the Bookrunners, JPMorgan Chase will act as the Administrative Agent, and Goldman and Citibank will act as the Syndication Agents for the Facilities, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet. It is agreed that (a) no additional lead arrangers, bookrunners, administrative agent or syndication agents or other agents will be appointed and no other titles will be awarded in connection with the Facilities other than such as may be agreed upon by you, JPMorgan, Goldman and Salomon and (b) no Lender (as defined below) will receive compensation outside the terms contained herein and in the Fee Letter and the Administrative Fee Letter referred to below in connection with the Facilities unless you, JPMorgan, Goldman and Salomon shall so agree.

                  JPMorgan, Goldman and Salomon reserve the right, prior to or after the execution of the Loan Agreement (as defined in the Term Sheet), to syndicate portions of the several, and not joint, commitments of JPMorgan Chase, Goldman and Citibank to lend hereunder, pursuant to a syndication to be managed by JPMorgan, Goldman and Salomon, to one or more financial institutions (together with JPMorgan Chase, Goldman and Citibank, the "Lenders") that will
                                                          -------
become parties to the Loan Agreement. You understand that JPMorgan, Goldman and Salomon intend to commence syndication efforts promptly, and you agree actively to assist, as reasonably requested by, JPMorgan, Goldman and Salomon in completing a timely and orderly syndication satisfactory to JPMorgan, Goldman, Salomon and you. Such assistance shall include (a) your using commercially reasonable efforts to facilitate direct contact during the syndication between your senior management, representatives and advisors and the proposed Lenders,
(b) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication of the Facilities, all of which shall be subject to your approval (such approval not to be unreasonably withheld) and (c) the hosting, with JPMorgan, Goldman and Salomon, of one or more meetings of prospective Lenders.

                  It is agreed that JPMorgan, Goldman and Salomon will, in consultation with the Borrower, manage all aspects of the syndication, including selection of Lenders (which Lenders shall include the Lenders listed in the Term Sheet and shall be reasonably acceptable to you), the determination of when potential Lenders will be approached and the time of acceptance of the Lenders' commitments, any naming rights and titles, which institutions will participate and the final allocations of the commitments and fees among the Lenders. To assist in the syndication effort, you agree promptly to prepare and provide to JPMorgan, Goldman and Salomon all information with respect to the Borrower and its subsidiaries, the IPO, the Notes Offering, the Merck Dividend and the other transactions contemplated hereby, including such financial information and projections (the "Projections") as JPMorgan, Goldman or Salomon may reasonably
                  -----------
request. You represent and covenant (and it shall be a condition to the commitment of JPMorgan, Goldman and Salomon and their affiliates and the agreements of JPMorgan, Goldman and Salomon and their affiliates hereunder) that
(a) all information other than the

Projections (the "Information") that has been or will be made available to
                  -----------
JPMorgan, Goldman or Salomon by or on behalf of you or any of your authorized representatives is or will be, when furnished (or if subsequently revised, when such revisions are furnished), complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to JPMorgan, Goldman or Salomon by or on behalf of you or any of your authorized representatives have been or will be prepared in good faith based upon assumptions believed by you to be reasonable when furnished. You agree that if, at any time to and including the date on which the Loan Agreement is executed, any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under the circumstances. In arranging the Facilities, including the syndication of the Facilities, JPMorgan, Goldman and Salomon will be relying primarily on the Information and the Projections without responsibility for independent verification thereof.

                  As consideration for JPMorgan's, Goldman's, Citibank's and their affiliates' commitments and agreements hereunder and JPMorgan's, Goldman's and Salomon's agreements to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay to JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon the nonrefundable fees set forth in, and if and to the extent required under the terms of, the Fee Letter dated the date hereof among JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon and you (the "Fee Letter") and in the Administrative Fee Letter
                          ----------
dated the date hereof among JPMorgan Chase, JPMorgan and you (the "Administrative Fee Letter"), both of which are delivered herewith.
 -------------------------

                  The commitments of JPMorgan Chase, Goldman, Salomon and their affiliates and the agreements of JPMorgan, Goldman and Salomon and their affiliates hereunder are subject to (a) JPMorgan's, Goldman's and Salomon's completion and reasonable satisfaction with the results of their respective ongoing and confirmatory due diligence investigations of the business, assets, liabilities, operations, condition (financial and otherwise), prospects and material agreements of the Borrower and its subsidiaries, the IPO, the Notes Offering and the Merck Dividend, (b) there not having been any material adverse change in the structure and terms of and the documentation providing for the IPO, the Notes Offering and the Merck Dividend since the date hereof, (c) there not having occurred or come to the attention of JPMorgan, Goldman or Salomon any event, condition or circumstance that has had or would reasonably be expected to have a material adverse effect on, or that JPMorgan, Goldman and Salomon reasonably believe in good faith to be materially inconsistent with its understanding, based on information heretofore provided to it, of, the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (d) there not having occurred a disruption of or an adverse change in financial or banking market conditions that in the reasonable judgment of JPMorgan, Goldman and Salomon would materially impair the syndication of the Facilities, (e) the negotiation, execution and delivery of the Loan Agreement and Transaction Documentation containing terms and conditions consistent with the Term Sheet and otherwise reasonably satisfactory to JPMorgan, Goldman and Salomon and their respective counsel, (f) JPMorgan's, Goldman's and Salomon's satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any of its subsidiaries (other than the Notes Offering and the Bridge Facility (as defined in the Term Sheet) contemplated to be entered into by the parties hereto) that would be likely in JPMorgan's, Goldman's or Salomon's judgment to have a material adverse effect on the syndication of the Facilities and (g) the other conditions set forth in the Term Sheet, the Fee Letter and the Administrative Fee Letter. This Commitment Letter, the Term Sheet, the Fee Letter and the

Administrative Fee Letter do not purport to set forth all the terms and conditions of the Facilities. Those matters that are not covered by or made clear under the provisions of this Commitment Letter, the Term Sheet, the Fee Letter and the Administrative Fee Letter are subject to the approval and agreement of JPMorgan, Goldman, Salomon and the Borrower.

                  By executing this Commitment Letter, you agree (a) to indemnify and hold harmless JPMorgan, Goldman, Salomon, their affiliates and the respective officers, directors, employees, advisors and agents of such persons (each, an "indemnified person" and collectively, "indemnified persons") from and
           ------------------                     -------------------
against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any indemnified person may become subject arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Commitment Letter, the Facilities or any actual or proposed use of the proceeds thereof, or the Fee Letter, the Administrative Fee Letter, the Term Sheet, the IPO, the Notes Offering or the Merck Dividend, regardless of whether any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not,
                                --------
as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are determined by a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person, and (b) to reimburse JPMorgan, Goldman and Salomon and their affiliates from time to time for all reasonable out-of-pocket expenses (including, without limitation, due diligence expenses, syndication expenses, travel expenses and fees, charges and disbursements of counsel), incurred by them in connection with the arrangement, syndication and documentation (including, without limitation, this Commitment Letter, the Term Sheet, the Fee Letter, the Administrative Fee Letter and the Loan Agreement) of the Facilities or the administration, amendment, modification or waiver thereof. In the event that any third party claim is made against an indemnified person for which the foregoing indemnification may be sought, you shall have the right to assume the defense of and the right to settle such claim; provided that you may not settle any such claim without the consent of
       --------
JPMorgan, Goldman and Salomon (such consent not to be unreasonably withheld). If you assume such defense, JPMorgan, Goldman and Salomon may, at your cost, participate in (but not control) such defense. If for any reason the foregoing indemnification is unavailable to any indemnified person or insufficient to hold it harmless, then you shall contribute to the amount paid or payable by such indemnified person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of you and your stockholders on the one hand and such indemnified persons on the other hand in the matters contemplated by this Commitment Letter, the Fee Letter, the Administrative Fee Letter or the Term Sheet as well as the relative fault of you and such indemnified person with respect to such loss, claim, damage or liability and any other relevant equitable considerations. You also agree that neither any indemnified person nor any of its affiliates nor the officers, directors, managing directors, employees, advisors and agents of such persons shall have any liability to you or any person asserting claims on behalf of or in right of you or any other person in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter, the Fee Letter, the Administrative Fee Letter, the Term Sheet or the Facilities except to the extent that any losses, claims, damages, liabilities or expenses incurred by you have resulted from the willful misconduct, gross negligence or bad faith of such indemnified person in performing the services that are the subject of this Commitment Letter, the Fee Letter, the Administrative Fee Letter, the Term Sheet or the Facilities; provided that no indemnified person shall be liable for
                         --------
any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems (except for damages that result from an indemnified person's willful misconduct, bad faith or gross negligence, but only to the extent thereof) or for any special, indirect, consequential or punitive damages in connection with its activities related to the Facilities.

                  As you know, each of JPMorgan, Goldman and Salomon may from time to time effect transactions, for its own account or the account of customers, and hold positions in loans or options on loans of the Borrower and other companies that may be the subject of this arrangement. In addition, each of JPMorgan, Goldman and Salomon or certain affiliates thereof, is a full-service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Borrower and other companies that may be the subject of this arrangement.

                  You acknowledge that JPMorgan or Salomon and their affiliates may be providing financing or other services to other companies that have or may in the future have conflicting interests regarding the transactions described herein and otherwise. JPMorgan and Salomon agree that they will keep confidential and not disclose or use information obtained from you or your representatives in the course of the transactions contemplated hereby in connection with the performance by JPMorgan or Salomon of services for such other companies or to any other person or entity without your approval except that JPMorgan, Salomon and their affiliates each may disclose any of such information (a) to potential Lenders who agree to be bound by the terms of this paragraph as if they were JPMorgan or Salomon and (b) (i) to its directors, officers, employees, agents and counsels who are working with or consulted in connection with this matter and are advised of the disclosure and use obligations hereunder, (ii) as may be compelled in a judicial or administrative proceeding or otherwise required by law (in which case JPMorgan, Salomon or their affiliate, as the case may be, agrees to inform you promptly thereof in advance), (iii) to the extent requested by any governmental or regulatory authority, and (iv) to the extent the foregoing becomes publicly available other than as a result of a breach of this paragraph, was in the possession of JPMorgan, Salomon or their affiliates prior to the date hereof (other than as a result of their participation in the IPO, the Notes Offering or related transactions) or was or is received by JPMorgan, Salomon or their affiliates from a third party which, to the knowledge of JPMorgan, Salomon or their affiliate, was not under an obligation of confidentiality with respect thereto, in which case such information may be disclosed by JPMorgan, Salomon and their affiliates. You also acknowledge that none of JPMorgan nor Salomon nor any of their affiliates has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained by them from other companies. The limitation on use of information and confidentiality and disclosure obligations described in this paragraph shall terminate on the date the Loan Agreement has been executed and delivered and be superceded by the use of information and confidential and disclosure provisions contained in the Loan Agreement. Notwithstanding the foregoing, nothing in this letter agreement shall be deemed to (i) restrict or affect the rights or ability of JPMorgan or Salomon to comply with all applicable disclosure laws, regulations and principles in connection with the IPO, the Notes Offering or related transactions, (ii) restrict the ability of JPMorgan or Salomon to share information with other underwriters participating in the IPO, the Notes Offering or related transactions, (iii) prevent JPMorgan or Salomon from retaining documents or other information in connection with due diligence, including any documents or other information disclosed to JPMorgan or Salomon hereunder, (iv) restrict or affect the rights or ability of JPMorgan or Salomon to use any such documents or other information in investigating or defending itself against allegations or claims made or threatened by purchasers, regulatory authorities or others in connection with the IPO, the Notes Offering or related transactions, or (v) prevent JPMorgan or Salomon from disclosing any confidential information required to be disclosed by an applicable statute, rule, regulation or other legal requirement in connection with or arising out of the IPO, the Notes Offering or related transactions.

                  In order to enable each of JPMorgan, Goldman and Salomon to bring relevant expertise to bear on its engagement under this Commitment Letter from among its global affiliates, the Borrower agrees that JPMorgan, Goldman and Salomon each may perform the services contemplated hereby in conjunction with its affiliates and may exchange with such affiliates information concerning the

Borrower, and that any such affiliate performing services hereunder shall be subject to the provisions of the immediately preceding paragraph and entitled to the benefits afforded to JPMorgan, Goldman and Salomon under this Commitment Letter.

                  This Commitment Letter and the commitment and agreements of JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon hereunder shall not be assignable by you without the prior written consent of JPMorgan, Goldman and Salomon, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended nor may any provision hereof be waived or modified except by an instrument in writing signed by JPMorgan, Goldman, Salomon and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto (and indemnified persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter, the Fee Letter and Administrative Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter, the Term Sheet, the Fee Letter or the Administrative Fee Letter is hereby waived by the parties hereto.

                  You agree that you will not disclose this Commitment Letter, the Term Sheet, the Fee Letter, the Administrative Fee Letter or any of their terms or substance, or the activities or advice of JPMorgan, Goldman, Salomon or their affiliates pursuant hereto or thereto, directly or indirectly, to any person without the prior written approval of JPMorgan, Goldman and Salomon, except that (a) you may disclose any of the foregoing (i) on a need-to-know basis to your directors, officers, employees and agents who are directly involved in the consideration of this matter and who have been advised of the disclosure limitations set forth above, (ii) as may be compelled in a judicial or administrative proceeding or otherwise required by law (in which case you agree to inform us promptly thereof in advance), (iii) to the extent requested by any governmental or regulatory authority, and (iv) to the extent the foregoing become publicly available other than as a result of a breach of this paragraph, in which case the information so made publicly available may be disclosed by you, and (b) following your acceptance of this Commitment Letter, the Fee Letter and the Administrative Fee Letter, you may disclose this Commitment Letter and the Term Sheet and the contents hereof and thereof (but not the Fee Letter, the Administrative Fee Letter or the contents thereof) in one or more filings with the Securities and Exchange Commission and other regulatory bodies having jurisdiction over you.

                  In addition, please note that JPMorgan, Goldman and Salomon and their affiliates do not provide accounting, tax or legal advice. The Borrower is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any United States federal income tax benefits expected to be claimed with respect to such transaction, without JPMorgan, Goldman, Salomon or their respective affiliates imposing any limitation.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Fee Letter and the Administrative Fee Letter by signing in the appropriate space below and in the Fee Letter and the Administrative Fee Letter and returning to JPMorgan, Goldman and Salomon the enclosed duplicate originals of this Commitment Letter and the Fee Letter and to JPMorgan the enclosed duplicate of the Administrative Fee Letter not later than 5:00 p.m., New York City time, on

May 17, 2002, failing which the commitment and agreements of JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon contained herein will expire at such time. In the event the Loan Agreement has not been executed and delivered on or prior to August 15, 2002, then this Commitment Letter and the commitment and agreements of JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon contained herein shall, subject to the next sentence, automatically terminate unless JPMorgan, Goldman and Salomon shall agree to an extension. The compensation, reimbursement, indemnification, confidentiality and limitations on use provisions contained herein and in the Fee Letter and the Administrative Fee Letter shall remain in full force and effect regardless of whether the Loan Agreement shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment and agreements of JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon hereunder. Except as otherwise provided in the Loan Agreement, the Facilities and commitments under the Loan Agreement shall terminate if the Initial Funding Date (as defined in the Term Sheet) has not occurred on or prior to August 15, 2002.

                  JPMorgan, JPMorgan Chase, Goldman, Citibank and Salomon are pleased to have been given the opportunity to assist you in connection with this important financing.

                                            Very truly yours,

                                            J.P. MORGAN SECURITIES INC.,

                                            by

                                                 /s/  Irene C. Markus
                                               ---------------------------------
                                               Name:  Irene C. Markus
                                               Title:  Vice President

                                            JPMORGAN CHASE BANK,

                                            by

                                                 /s/  Thomas H. Kozlark
                                               ---------------------------------
                                               Name:  Thomas H. Kozlark
                                               Title:  Vice President

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                            by

                                                 /s/  Ed Kearns
                                               ---------------------------------
                                               Name:  Ed Kearns
                                               Title:  Authorized Signatory

                                            CITIBANK, N.A.,

                                            by

                                                 /s/  William Clark
                                               ---------------------------------
                                               Name:  William Clark
                                               Title:  Managing Director and
                                                        Vice President

                                            SALOMON SMITH BARNEY INC.,

                                            by

                                                 /s/  Wajeeh Faheem
                                               ---------------------------------
                                               Name:  Wajeeh Faheem
                                               Title:  Attorney-in-fact

Accepted and agreed to as of
the date first above written:

MERCK-MEDCO MANAGED CARE, L.L.C.,

by

      /s/  JoAnn Reed
   ----------------------------------
   Name:  JoAnn Reed
   Title:  Senior Vice President

                           MEDCOHEALTH SOLUTIONS, INC.
                $1,250,000,000 SENIOR UNSECURED CREDIT FACILITIES
                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------

All terms and conditions not addressed in this Summary of Principal Terms and Conditions (this "Summary") shall be reasonably satisfactory to the Lead Arrangers and reflected in the definitive agreement for the Loans (the "Loan Agreement") and other documentation for the Loans (the "Transaction Documentation").

Borrower:                         MedcoHealth Solutions, Inc., a Delaware
--------
                                  corporation/1/ (the "Borrower").

Joint Lead Arrangers:             J.P. Morgan Securities Inc. ("JPMorgan"),
--------------------
                                  Goldman Sachs Credit Partners L.P. ("Goldman") and Salomon Smith Barney Inc. ("Salomon" and, together with JPMorgan and Goldman, the "Lead
                                  Arrangers").

Joint Bookrunners:                JPMorgan, Goldman and Salomon (collectively,
-----------------
                                  the "Bookrunners").

Administrative Agent:             JPMorgan Chase Bank (the "Administrative
--------------------
                                  Agent").

Co-Syndication Agents:            Goldman and Citibank, N.A. ("Citibank" and,
---------------------
                                  together with Goldman, the "Syndication
                                  Agents").

Lenders:                          A syndicate of banks, financial institutions
-------
                                  and other entities reasonably acceptable to the Borrower, arranged by the Lead Arrangers
                                  (collectively, the "Lenders"), subject to the terms of the commitment letter ("Commitment
                                  Letter") to which this Summary is attached.

Facilities:                       Total facilities of $1,250 million comprising
----------
                                  the following (loans made under the Facilities being herein referred to collectively as the "Loans"):

                                  1. Five year $500 million senior unsecured
                                     revolving credit facility (the "Five Year
                                     Revolving Credit Facility") to be made
                                     available on a revolving basis (loans made under the Five Year Revolving Credit Facility are herein referred to as "Five Year Revolving Loans"). Any amounts re-paid may be re-borrowed, subject to the terms and conditions to be set forth in the Loan Agreement;

                                  2. 364 day $250 million senior unsecured
                                     revolving credit facility (the "364 Day
                                     Revolving Credit Facility" and, together with the Five Year Revolving Credit Facility, the "Revolving Credit Facilities") to be made available on a revolving basis (loans made under the 364 Day Revolving Credit Facility are herein referred to as "364 Day Revolving Loans" and, together with the Five Year Revolving Loans, the "Revolving Loans"). Any amounts repaid may be reborrowed, subject to the terms and conditions to be set forth in the Loan Agreement; and

_____________________
/1/ Currently a Delaware limited liability company named Merck-Medco Managed Care, L.L.C., which on or prior to the effective date of the IPO will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and intends to change its name to MedcoHealth Solutions, Inc.

                                  3. Five year $500 million senior unsecured
                                     term loan facility (the "Term Loan
                                     Facility", and loans made under the Term
                                     Loan Facility are herein referred to as the "Term Loan").

                                  (The Five Year Revolving Credit Facility, the 364 Day Revolving Credit Facility and the Term Loan Facility are each herein referred to as a "Facility" and, collectively, the "Facilities".)

Swingline Facility:               A portion of the Revolving Credit Facilities
------------------
                                  may be used by the Borrower as part of a swingline facility available on same-day notice in an aggregate face amount up to but not to exceed $50 million.

Letters of Credit Sublimit:       A portion of the Revolving Credit Facilities
--------------------------
                                  may be used by the Borrower for the issuance of letters of credit by JPMorgan Chase in an aggregate face amount up to but not to exceed an amount to be agreed.

Use of Proceeds:                  The net proceeds of the Term Loan shall be
---------------
                                  used, together with the net proceeds from the Borrower's public offering of $1,000 million aggregate principal amount of senior notes
                                  (the "Notes Offering") or the net proceeds of the Borrower's $1,000 million senior unsecured bridge loan facility (the "Bridge Facility"), to pay for the approximately $1,500 million dividend (the "Merck Dividend") to Merck &
                                  Co., Inc. ("Merck") to be declared prior to, and paid shortly after, the closing of the initial public offering of the Borrower's common stock (the "IPO").

                                  The proceeds of the Revolving Loans shall be used for the Borrower's general corporate and working capital purposes.

Availability:                     The Borrower may request Revolving Loans,
------------
                                  subject to a notice and notice periods to be agreed between the Borrower and the Lenders as set forth in the Loan Agreement, at any time during the period commencing on the closing date of the IPO and continuing until the earlier to occur of (i) the termination of the Lenders' commitments under corresponding
                                  Revolving Credit Facility in accordance with the terms and conditions of the Loan Agreement and (ii) the Final Maturity of such Revolving
                                  Loans.

                                  The Term Loan Facility shall be drawn down in full upon the closing date of the IPO.

                                  The Facilities and commitments under the Loan Agreement shall terminate if the Initial Funding Date has not occurred on or prior to August 15, 2002.

Final Maturity of Loans:          The Final Maturity of the Five Year Revolving
-----------------------
                                  Loans is the earlier of (i) the five year anniversary of the last day of the quarter in which the closing date of the IPO occurs or
                                  (ii) the optional prepayment in full of the Five Year Revolving Loans and cancellation by the Borrower of the Five Year Revolving Credit
                                  Facility.

                                  The Final Maturity of the 364 Day Revolving
                                  Loans is the earlier of (i) the 364 day
                                  anniversary of the Closing Date or (ii) the optional prepayment in full of the 364 Day Revolving Loans and cancellation by the Borrower of the 364 Day Revolving Credit Facility.

                                  The Final Maturity of the Term Loan is the earlier of (i) the five year anniversary of the last day of the quarter in which the closing date of the IPO occurs or (ii) the optional prepayment in full of the Term Loan.

Amortization of
Term Loan:                        The Borrower shall repay principal on the Term
---------
                                  Loan according to the following schedule of annual percentages:

                                  ==============================================
                                  Quarterly, during the        Annual percentage
                                  five-year period
                                  beginning on the first
                                  day of the quarter after
                                  the quarter in which the
                                  closing date of the IPO
                                  occurs:
                                  ----------------------------------------------
                                  Year 1                              10%
                                  ----------------------------------------------
                                  Year 2                              15%
                                  ----------------------------------------------
                                  Year 3                              20%
                                  ----------------------------------------------
                                  Year 4                              25%
                                  ----------------------------------------------
                                  Year 5                              30%
                                  ==============================================

Interest Rates and Fees:          Interest rates and fees are determined based
-----------------------
                                  on the credit ratings of the Borrower as set forth in the pricing grid attached hereto as Annex A. Interest rates will be increased by 2.0% if there is an Event of Default.

Interest Payment Dates:           Interest on ABR Loans is due on the last day
----------------------
                                  of each March, June, September and December.
                                  Interest on LIBOR Rate Loans is due on (a) as to any LIBOR Rate Loan having an interest period of three months or less, the last day of such interest period; (b) as to any LIBOR
                                  Rate Loan having an interest period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such interest period and the last day of such interest period; and (c) as to any LIBOR Rate Loan converted to an ABR Loan (as the case may be) or prepaid, the date of such conversion or prepayment.

Optional Revolving Credit
Facility Reductions and
Optional Term
Loans Prepayments:                The Borrower may at any time permanently
-----------------
                                  reduce either of the unutilized Revolving
                                  Credit Facility commitments (and upon
                                  cancellation of all such commitments for the Revolving Credit Facility, the Lenders shall have no obligations to provide Revolving Loans corresponding to such Revolving Credit
                                  Facility, and upon cancellation of all such commitments for both of the Revolving Credit
                                  Facilities, the Lenders shall have no
                                  obligations to provide letters of credit) and the Term Loan may be prepaid by the Borrower, in each case in minimum aggregate principal amounts of $5 million and increments of $1 million in excess thereof and subject to customary funding breakage fees and to a notice and notice period to be agreed between the Borrower and the Lenders as set forth in the Loan Agreement. Amounts prepaid at the option of the Borrower shall be applied as determined by the Borrower. Any indebtedness of the Borrower (other than the Loans) shall not be prepaid or repurchased unless the Loans have been repaid in full, unless the prepayment or repurchase is as a result of a permitted refinancing and subject to other exceptions to be agreed.

Mandatory Prepayments:            Loans under the Facilities will be required to
---------------------
                                  be prepaid, without premium or penalty, but subject to customary reimbursement of any breakage costs, with (a) 100% of the after-tax net cash proceeds received from Asset Sales
                                  (to be defined) or other dispositions of a material portion of the property of the Borrower and its subsidiaries (including insurance and condemnation proceeds in excess of a threshold amount to be agreed upon, but excluding sales and dispositions in the ordinary course of business) subject to the Borrower's option to reinvest or commit to reinvest in the business within 12 months of the receipt of such proceeds, and (b) if Borrower's leverage ratio is above a level to be agreed upon, 100% of the net cash proceeds received from issuances of debt obligations of the Borrower and its subsidiaries, subject, in the case of clauses (a) and (b), to payment of such amounts as mandatory prepayments under the Bridge Facility and other limited exceptions to be agreed upon. Mandatory prepayments shall be applied first pro rata to scheduled principal repayments of the Term
                                  Loan and then to repay Revolving Loans.

Security:                         None.
--------

Ranking:                          The Loans shall rank pari passu with each
-------
                                  other and with all other senior unsecured indebtedness of the Borrower.

Conditions to Closing:            The transactions outlined in this Summary are
---------------------
                                  conditioned upon satisfaction of, among other things, the conditions set forth in the Commitment Letter and the closing conditions
                                  (the "Closing Conditions") set forth below
                                  (the date upon which all such Closing
                                  Conditions shall be satisfied, the "Closing
                                  Date"):

                                  1. The negotiation, execution and delivery of
                                     a Loan Agreement, including schedules,
                                     exhibits and other Transaction

                                            Documentation containing terms and
                                            conditions consistent with this
                                            Summary, and otherwise reasonably
                                            satisfactory in form and substance
                                            to the Lead Arrangers, including
                                            customary legal opinions of counsel
                                            to the Borrower and the Lenders, as
                                            the case may be, as to the
                                            transactions contemplated thereby,
                                            together with other customary
                                            closing documentation.

                                    2.      The terms and conditions of the IPO
                                            and the Notes Offering continue to
                                            be consistent with Annex B. The
                                            underwriting and exchange agreements
                                            that will give effect to the IPO
                                            shall be substantially in the form
                                            reviewed prior to the Closing Date
                                            by the Lead Arrangers, and none of
                                            the terms or conditions of such
                                            agreements shall be amended, waived
                                            or otherwise modified in a manner
                                            that would, in the reasonable
                                            judgment of the Lead Arrangers, be
                                            materially adverse to the Lenders
                                            without the consent of the Lead
                                            Arrangers.

                                    3.      Absence of any default or Event of
                                            Default in existence at the time of,
                                            or after giving effect to the making
                                            of, any Loan.

                                    4.      All representations and warranties
                                            (including, without limitation, a
                                            representation and warranty on no
                                            material adverse change) being true
                                            and correct in all material respects
                                            as of the Closing Date, except to
                                            the extent expressly made as of an
                                            earlier date.

                                    5.      The Closing Date shall be on the
                                            Initial Funding Date.

Conditions to
First Borrowing:                    Conditions  precedent to the first borrowing
---------------
                                    among any of the Facilities shall include satisfaction of, among other things, the conditions set forth in the Commitment
                                    Letter and the initial funding conditions
                                    (the "Initial Funding Conditions") set forth below (the date upon which all Initial
                                    Funding Conditions shall be satisfied and the first borrowing is funded, the "Initial
                                    Funding Date" (and such date shall be the Initial Funding Date even if there is no borrowing under any of the other Facilities on such date)):

                                    1.      All representations and warranties
                                            (including, without limitation, a
                                            representation and warranty on no
                                            material adverse change) being true
                                            and correct in all material respects
                                            as of the Initial Funding Date.

                                    2.      All costs, fees, expenses (including
                                            reasonable out-of-pocket legal fees
                                            and expenses and the reasonable
                                            out-of-pocket fees and expenses of
                                            appraisers, consultants and other
                                            advisors) and other compensation
                                            payable to the Lead Arrangers,
                                            including the Arrangement Fee, and
                                            the other Lenders shall have been
                                            paid in cash to the extent due.

                                    3.      The Borrower shall have delivered
                                            evidence of the final long-term
                                            ratings it received from each of S&P
                                            and Moody's for each

                                            Facility, which shall be no less
                                            than BBB+ and Ba1, respectively, and
                                            with a stable or positive outlook.

                                    4.      The terms and conditions of the IPO
                                            shall be consistent with Annex B.
                                            The underwriting and exchange
                                            agreements giving effect to the IPO
                                            and the separation and transition
                                            agreements with Merck (described in
                                            the prospectus for the IPO) shall be
                                            substantially in the form reviewed
                                            prior to the borrowing by the Lead
                                            Arrangers and in full force and
                                            effect without any defaults or
                                            breaches thereunder that would cause
                                            any of the conditions to closing
                                            thereunder not to be satisfied, and
                                            none of the terms or conditions of
                                            such documentation shall be amended,
                                            waived or otherwise modified in a
                                            manner that would, in the reasonable
                                            judgment of the Lead Arrangers, be
                                            materially adverse to the Lenders
                                            without the consent of the Lead
                                            Arrangers.

                                    5.      The IPO shall have been completed,
                                            and the separation and transition
                                            agreements with Merck (described in
                                            the prospectus for the IPO) executed
                                            and delivered, each on terms and
                                            conditions consistent with Annex B.

                                    6.      The Borrower shall have converted
                                            from a Delaware limited liability
                                            company to a Delaware corporation
                                            pursuant to Section 265 of the
                                            Delaware General Corporation Law.

                                    7.      Satisfaction of the Continuing
                                            Conditions (as defined below).

Continuing Conditions:              Conditions precedent to any borrowing under
---------------------
                                    the Facilities shall include satisfaction of the continuing conditions ("Continuing
                                    Conditions") set forth below:

                                    1.      The actual uses for the Facilities
                                            shall be consistent in all material
                                            respects with the description of the
                                            uses set forth in the Commitment
                                            Letter.

                                    2.      Absence of any default or Event of
                                            Default in existence at the time of,
                                            or after giving effect to the making
                                            of, any Loan.

                                    3.      All representations and warranties
                                            (including, without limitation, a
                                            representation and warranty on no
                                            material adverse change) being true
                                            and correct in all material respects
                                            as of the date of the borrowing,
                                            except to the extent expressly made
                                            as of an earlier date.

Representations and
Warranties:                         Shall apply to the Borrower and each of its
----------
                                    subsidiaries. Usual and customary
                                    representations and warranties (including the usual and customary qualifications and limitations thereon) for transactions of this size, type and purpose, including, without limitation: financial statements
                                    (including pro forma financial statements and projections); absence of material undisclosed liabilities (including those related to Medicare, Medicaid or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed);
                                    no material adverse change; corporate
                                    existence and good standing; corporate power and authority; compliance with laws and regulations (including ERISA and environmental laws); enforceability of the
                                    Loan Agreement and Transaction Documentation
                                    (and, in the case of a drawing under the Facilities, the effectiveness and enforceability by the Borrower of the documentation relating to the IPO, including the separation and transition agreements with Merck (described in the prospectus for the IPO)); no conflict with law or contractual obligations, governmental authorizations, licenses and permits; no material litigation; no default under material contracts or licenses; ownership of property; liens; intellectual property; no burdensome restrictions; taxes;
                                    subsidiaries; environmental matters;
                                    solvency; maintenance of insurance; and
                                    accuracy and completeness of disclosure.

Affirmative Covenants:              Shall apply to the Borrower and each of its
---------------------
                                    subsidiaries. Usual and customary
                                    affirmative covenants (including the usual and customary qualifications and limitations thereon) for transactions of this size, type and purpose, including, without limitation:
                                    financial and other information such as
                                    certified quarterly and audited annual
                                    financial statements, reports to
                                    shareholders (provided that such financial statements and reports to shareholders shall be deemed delivered on the second business day following the day on which they are filed with the Securities and Exchange
                                    Commission, unless actually delivered on an earlier date), notices of defaults, litigation and other material events, budgets and other information customarily supplied in a transaction of this type;
                                    payment and performance of other
                                    obligations; continuation of business and maintenance of existence and material rights and privileges, including maintenance of licenses; compliance with all applicable laws and regulations (including environmental matters, taxation and ERISA) and material contractual obligations
                                    (including those with Merck); maintenance of property and insurance; right of Lenders to inspect property and books and records; and further assurances.

Financial Covenants:                Usual and customary for transactions of this
-------------------
                                    size, type and purpose, including, without limitation: leverage covenant and interest coverage covenant (in each case with definitions to be agreed upon).

Negative Covenants:                 Shall apply to the Borrower and each of its
------------------
                                    subsidiaries. Usual and customary negative covenants (including the usual and customary qualifications and limitations thereon and exceptions and baskets to be agreed) for transactions of this size, type and purpose including, without limitation: limitation on liens; limitation on sale and lease back transactions; limitation on fundamental changes in the corporate existence and principal business of the Borrower and its subsidiaries; limitation on indebtedness;
                                    limitation on capital expenditures;
                                    limitation on investments; limitation on dividends; limitation on other restricted payments; transactions with affiliates to be on an arm's-length basis (except for agreements with Merck to be entered into in connection with the IPO and subject to other exceptions to be agreed upon); limitation on entering into restrictive agreements;
                                    limitation on asset sales and divestitures;
                                    limitation on acquisitions; limitation on amendments to or prepayments or redemptions of indebtedness;
                                    ERISA matters; and limitation on use of
                                    derivative obligations.

Events of Default:                  Usual and customary for transactions of this
-----------------
                                    size, type and purpose including, without limitation:

                                    1. Failure to pay the principal on a Loan under any Facility on its due date.

                                    2. Failure to pay interest or other amounts under the Loan Agreement on a Loan under any Facility or under the Transaction Documentation within 5 days of its due date.

                                    3. Breach of affirmative and/or negative covenants to be identified which shall continue unremedied for 30 days after notice to the Borrower.

                                    4. Breach of any other affirmative or
                                    negative covenant or financial covenant.

                                    5. Breach of representations and warranties.

                                    6. Cross default to debt exceeding $25
                                    million.

                                    7. Certain other events, such as certain events under Borrower's agreements with Merck, to be agreed.

                                    8. The Borrower files for bankruptcy or
                                    certain other events in bankruptcy,
                                    insolvency or reorganization occur.

                                    9. Change in control (to be defined) after the closing date for the IPO.

Required Lenders:                   Lenders having outstanding Loans and
----------------
                                    commitments under the Facilities
                                    representing more than 51% of the sum of the total of the outstanding Loans and commitments under the Facilities.

Voting:                             Amendments and waivers of the Loan Agreement
------
                                    will require the approval of Lenders holding more than 51% of the aggregate amount of the Loans under the Facilities; provided that
                                    (a) the consent of all affected Lenders will be required with respect to (i) reductions in the unpaid principal amount or extensions of the scheduled date for the final payment of principal of any Loan, (ii) reductions in interest rates or fees or extensions of the dates for payment thereof, (iii) increases in the amounts or extensions of the expiry date of the Lenders' commitments and (iv) modifications of the pro rata provisions of the credit agreements, and the consent of 100% of the Lenders will be required with respect to modifications to any of the voting percentages and (b) the consent of Lenders holding a majority in interest of an adversely affected Facility shall be required with respect to any amendment that by its terms changes the allocation between the Facilities of any voluntary or mandatory prepayments.

Assignments:                Each Lender may assign all or a portion of its Loans
-----------
                            and commitments under any Facility with the consent of the Borrower (such consent not to be unreasonably withheld, provided that the Borrower's consent shall not be required during the continuation of an Event of Default) and the Administrative Agent (such consent not to be unreasonably withheld); provided that each such assignment shall be in minimum amounts equal to $5 million and subject to payment by the Lender of an administrative fee of $3,500 to the Administrative Agent. Assignments by a Lender to a Federal Reserve Bank or affiliates of such Lender shall not require the consent of the Administrative
                            Agent.

Yield Protection:           The Loan Agreement shall contain customary
----------------
                            provisions indemnifying the Lenders for "breakage costs" incurred in connection with (i) prepayment of a LIBOR Rate Loan on a day other than the last day of an interest period with respect thereto
                            (including as a result of an Event of Default), (ii) the conversion of a LIBOR Rate Loan other than on the last day of an interest period, and (iii) the failure to borrow or prepay any Loans on a date specified in any notice under the Loan Agreement.
                            The Loan Agreement shall also contain customary increased costs and illegality provisions.


Expenses and
Indemnification:            The Loan Agreement and the Transaction Documentation
---------------
                            shall contain expense and indemnification provisions for the benefit and to the reasonable satisfaction of the Lead Arrangers, Administrative Agent,
                            Syndication Agents and the Lenders customary for transactions of this type including, without limitation:

                            1.    All reasonable out-of-pocket expenses
                                  (including reasonable legal fees and
                                  reasonable expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the Lead Arrangers and their affiliates incurred in connection with the arrangement and syndication of any Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by the Borrower. In addition, all out-of-pocket expenses (including legal fees and expenses) of the Lead Arrangers, the Administrative Agent and the Lenders for workout proceedings, enforcements costs and documentary taxes associated with any Facility are to be paid by the Borrower.

                            2.    The Borrower shall indemnify the Lead
                                  Arrangers and the Lenders and each of their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including reasonable legal fees and expenses) and liabilities arising out of third-party claims relating to the proposed transactions, and any transactions related thereto and any actual or proposed use of the proceeds of any loans made under any Facility; provided that (a) no indemnified party shall be indemnified for its willful misconduct, bad faith or gross negligence and (b) the Borrower shall have the right to assume the defense of a third party claim for which indemnity is sought.

                            3. The Borrower shall indemnify the Lenders for withholding taxes imposed by any governmental authority. Such indemnification shall consist of customary tax gross-up provisions with customary exceptions.

Confidentiality:            The Loan Agreement and Transaction Documentation
---------------
                            shall contain customary confidentiality provisions.

Governing Law and Forum:    The laws of the State of New York.
-----------------------

Waiver of Trial by Jury:    Each party to the Loan Agreement shall waive the
-----------------------

                            right to trial by jury and shall consent to the non-exclusive jurisdiction of the state and federal courts located in The City of New York.

Counsel to Lead Arrangers:  Sullivan & Cromwell.
-------------------------

                                                                         ANNEX A
                                                                         -------

                             INTEREST RATES AND FEES

"Applicable Commitment Fee Rate" means, for any period a percentage per annum equal to the percentage set forth below determined by reference to the higher of
(i) the rating of the Borrower's long-term, senior unsecured Debt from S&P or
(ii) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case as in effect from time to time during such period:

-----------------------------------------------------------------------------------------------------------------------
                BORROWER'S
                                            Applicable                 Applicable
             LONG-TERM SENIOR             Commitment Fee             Commitment Fee
                                           Fee Rate (364                  Rate              Applicable
           UNSECURED DEBT RATING           Day Revolving               (Five Year            Interest     Applicable
                                          Credit Facility)          Revolving Credit           Rate        Base Rate
         S&P or Moody's ("Level")                                       Facility)             Margin         Spread
-----------------------------------------------------------------------------------------------------------------------
LEVEL I

BBB+ or better, or Baa1 or better              .125%                      .150%                 .75%            0
-----------------------------------------------------------------------------------------------------------------------
LEVEL II

BBB or Baa2                                    .150%                      .200%                1.00%            0
-----------------------------------------------------------------------------------------------------------------------
LEVEL III

BBB- or Baa3                                   .175%                      .225%                1.25%         .250%
-----------------------------------------------------------------------------------------------------------------------
LEVEL IV

BB+ or Ba1                                     .250%                      .300%                1.50%         .500%
-----------------------------------------------------------------------------------------------------------------------
LEVEL V

Worse than or equal to BB and Ba2              .300%                      .350%                2.25%         1.25%
-----------------------------------------------------------------------------------------------------------------------

provided that if, at any time, no rating is available from S&P or Moody's, the
--------
Applicable Commitment Fee Rate shall be .300% for the 364 Day Revolving Credit Facility and .350% for the Five Year Revolving Credit Facility; and provided
                                                                    --------
further that upon the occurrence of a ratings differential between S&P and
-------
Moody's that corresponds to a differential of two or more Levels, the Applicable Commitment Fee Rate shall be based upon the Level that is one Level above the Level corresponding to the lower rating.

"Applicable Interest Rate Margin" means, for each LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth above determined by reference to the higher of (i) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (ii) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case used for LIBOR Advances, as in effect on the first day of such Interest Period; provided that
                                                                 --------
if, at any time, no rating is available from S&P or Moody's, the Applicable Interest Rate Margin for LIBOR Advances shall be 2.25%; and provided further
                                                            ----------------
that upon the occurrence of a ratings differential between S&P and Moody's that corresponds to a differential of two or more Levels, the Applicable Interest Rate Margin shall be based upon the Level that is one Level above the Level corresponding to the lower rating.

LIBOR loans to provide for interest periods of 1, 2, 3 and 6 months and, if available from the Lenders, 9 and 12 months.

                                                                         ANNEX B
                                                                         -------

                        SUMMARY OF IPO AND NOTES OFFERING